UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

IMAC Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMAC HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 6, 2020

To our stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of IMAC Holdings, Inc. (“IMAC” or the “Company”) will be held on Tuesday, October 6, 2020, at our offices located at 1605 Westgate Circle, Brentwood, Tennessee 37027, at 11:00 a.m., local time. At the Annual Meeting, you will be asked to consider and vote on:

●	the election of five directors to the board of directors of the Company;
●	the ratification of the appointment of Daszkal Bolton LLP as auditors of the Company for 2020;
●	to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
●	to approve, on an advisory (non-binding) basis, the frequency of the future advisory votes on the compensation of the Company’s named executive officers.

Action will also be taken on any other matters that properly come before the Annual Meeting. If you are a stockholder of record at the close of business on August 24, 2020, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS IN THE PROXY STATEMENT AND “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

This notice of the Annual Meeting, proxy statement and accompanying proxy card are being distributed to the Company’s stockholders on or about September 9, 2020. All stockholders of the Company are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the accompanying proxy statement. Your shares of the Company’s common stock will be voted in accordance with the instructions you give in your proxy. You will find more instructions on how to vote in the accompanying proxy statement.

You may submit a proxy for your shares by mail, fax or via the internet at https://www.equitystock.com/shareholders/proxy-voting/imac-holdings-inc no later than 7:00 p.m., Eastern Time on October 5, 2020 (as directed on the enclosed proxy card) or by completing, signing and promptly returning the enclosed proxy card by mail, by fax or by email. If you choose to submit your proxy card by mail, the Company has enclosed an envelope for your use, which is prepaid if mailed in the United States. If you attend the Annual Meeting and your shares are registered in your name, you may also vote in person at the Annual Meeting until voting is closed. If your shares are held through a bank, broker or other nominee, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

Accompanying this Notice of Annual Meeting to the Company’s Shareholders are (a) a proxy statement, (b) a form of proxy (or a voting instruction form if you hold shares of common stock through a broker or other intermediary) and (c) the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The enclosed materials require the Company’s stockholders to make important decisions with respect to the Company. Please read carefully the accompanying proxy statement, as these documents contain detailed information relating to, among other things, the dissolution of the Company. If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

If you have any questions, or need assistance in voting your shares, please contact our transfer agent, which is assisting us in the solicitation of proxies:

EQUITY STOCK TRANSFER

237 W 37th St., Suite 602

New York, NY 10018

Tel: (212)-575-5757

Fax: (646) 201-9006

Attention: Shareholder Services

By order of the Board of Directors,

Jeffrey S. Ervin
Chief Executive Officer and Chairman of the Board
Brentwood, Tennessee September 9, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 6, 2020:

This Notice of Annual Meeting of the Company’s stockholders, the proxy statement for the Annual Meeting (along with related materials) and the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2019 are available on the Company’s website, available at https://ir.imacregeneration.com

*	Special COVID-19 Note: IMAC Holdings, Inc. is monitoring the impact of the coronavirus pandemic (COVID-19). The health and well-being of our employees and stockholders is paramount. If public health conditions warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1

ABOUT THE MEETING	1

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	8

PROPOSAL 1: ELECTION OF DIRECTORS	9

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DASZKAL BOLTON LLP AS AUDITORS FOR 2020	11

PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	12

PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	13

CORPORATE GOVERNANCE	14

AUDIT FEES	21

AUDIT COMMITTEE REPORT	22

SECURITY OWNERSHIP	23

MANAGEMENT	24

EXECUTIVE COMPENSATION	25

ANNUAL REPORT	29

IMAC HOLDINGS, INC.

1605 Westgate Circle

Brentwood, Tennessee 37027

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, October 6, 2020

The annual meeting of stockholders (the “Annual Meeting”) of IMAC Holdings, Inc. (“IMAC”, the “Company”, “us”, “we”, or “our”) will be held on Tuesday, October 6, 2020, at our offices located at 1605 Westgate Circle, Brentwood, Tennessee 37027, at 11:00 a.m., local time.

Our board of directors (the “Board of Directors”) is soliciting your proxy to vote your shares of common stock at the Annual Meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the Annual Meeting or any adjournments or postponements of the Annual Meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the Annual Meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the Annual Meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report are first being sent to stockholders on or about September 9, 2020.

ABOUT THE MEETING

What is being considered at the annual Meeting?

You will be voting for:

●	the election of five directors to the Board of Directors;
●	the ratification of the appointment of Daszkal Bolton LLP as auditors of the Company for 2020;
●	the approval, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
●	the approval, on an advisory (non-binding) basis, the frequency of the future advisory votes on the compensation of the Company’s named executive officers (whether once every year, every two years or three years).

In addition, our management will report on our performance and respond to your questions.

The Board of Directors does not intend to present to the Annual Meeting any matters not referred to in this proxy statement. If any proposal not set forth in this proxy statement should be presented for action at the Annual Meeting, and is a matter which should come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

When and where is the Annual Meeting going to be held?

The Annual Meeting will be held on Tuesday, October 6, 2020, at our offices located at 1605 Westgate Circle, Brentwood, Tennessee 37027, at 11:00 a.m., local time.

1

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of August 24, 2020, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On September 9, 2020, we had 11,839,972 shares issued and outstanding.

Who can vote at the Annual Meeting?

You may vote if you owned common stock as of the close of business on August 24, 2020. Each share of stock is entitled to one vote.

Who is being nominated for director?

The only director candidates nominated for election at the Annual Meeting are Jeffrey S. Ervin, our Chief Executive Officer, Matthew C. Wallis, our Chief Operating Officer, David K. Ellwanger, George P. Hampton and Gerard M. Hayden, Jr.

What should I do if I receive more than one proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equity Stock Transfer, tel.: (212)-575-5757.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Equity Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials will be provided directly to you.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct such organization on how to vote your shares.

How do I vote?

If you are a stockholder of record, you may:

1. Vote by internet. The website address for internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

3. Vote by fax. Mark, sign, and date this proxy card and promptly return it by fax to (646) 201-9006, Attention: Shareholder Services.

4. Vote in person. Attend and vote at the Annual Meeting.

If you vote by internet or fax, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement) and a legal proxy from your nominee authorizing you to vote your shares.

2

The deadline for submitting a proxy by mail or electronically via the internet is 7:00 p.m. Eastern Time on October 5, 2020.

Will my shares be voted if I do not provide my proxy?

Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Daszkal Bolton LLP as our independent registered public accounting firm is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the Annual Meeting are “non-discretionary” and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What vote is required to approve each of the matters to be considered at the Annual Meeting?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

If your shares are held in street name, and you attend the Annual Meeting in person, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the August 24, 2020 record date in order to be admitted to the meeting on October 6, 2020. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Can I change my mind after I vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by fax or electronically via the internet prior to the deadline for submitting a proxy by fax or via the internet), by sending a properly signed written notice of such revocation to the Company’s Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if I return my proxy card but do not include voting instructions?

Proxy cards that are signed and returned but do not include voting instructions will be voted “FOR” the election of the nominee directors recommended by the Board of Directors, “FOR” the ratification of the appointment of Daszkal Bolton LLP, “FOR” the approval, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, and “FOR” the approval, on an advisory (non-binding) basis, annual future advisory votes on the compensation of the Company’s named executive officers.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means that you hold shares of Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail.

3

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on August 24, 2020, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present a valid government-issued picture identification, such as a driver’s license or passport. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy to the Annual Meeting, together with a valid government-issued picture identification and a copy of evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your Common Stock ownership as of August 24, 2020, the record date for the Annual Meeting. Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 1605 Westgate Circle, Brentwood, Tennessee 37027, the Company’s principal place of business, and ending on the day prior to the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued picture identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. All persons attending the Annual Meeting must present a valid government-issued picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the Annual Meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at the Company’s discretion.

What vote is required to approve each of the matters to be considered at the Annual Meeting?

Proposal 1: Election of Directors. In an uncontested election, directors of the Company are elected by the affirmative vote of the majority of the shares of stock present in person or represented by proxy at the Annual Meeting having a quorum and entitled to vote on the subject matter. The election at the Annual Meeting will be uncontested. You may vote either “FOR” or “AGAINST” any one or more of the nominees. Under a majority of the votes standard, the shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. An abstention will have the same effect as a vote “AGAINST” a nominee. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, it will result in a broker non-vote. Broker non-votes will have no effect on the outcome of this proposal.

4

Proposal 3: Approval of Executive Compensation. To be approved, this proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers must receive an affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results with respect to this proposal

Proposal 4: Frequency of Approval of Executive Compensation. To be approved, this proposal to approve, on a non-binding, advisory basis, the frequency with which the compensation of our named executive officers is submitted for advisory stockholder approval (whether once every year, every two years or three years) must receive an affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal. Any shares not voted by a stockholder will be treated as broker non-votes, and broker non-votes will have no effect on the results with respect to this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, fax, internet, on a ballot voted in person at the Annual Meeting, or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

Who will count the votes?

Representatives of Equity Stock Transfer, LLC, the transfer agent for our common stock (“Common Stock”), will tabulate the votes.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or (2) there is a contested election for the Board of Directors.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote on the proxy card:

“FOR” the election of each of the five nominees, Jeffrey S. Ervin, Matthew C. Wallis, David K. Ellwanger, George P. Hampton and Gerard M. Hayden, Jr., each for a term of one year (Proposal 1);

“FOR” the ratification of the selection of Daszkal Bolton LLP as our independent registered public accounting firm for the 2020 fiscal year (Proposal 2);

“FOR” the approval, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 3); and

“FOR” the approval, on a non-binding, advisory basis, of a frequency of stockholder advisory approval of the compensation of our named executive officers of once every year (Proposal 4).

5

Why are the executive compensation proposal (Proposal 3) and the future frequency of approval of executive compensation proposal (Proposal 4) being included among the items to be considered at the Annual Meeting?

We have included the executive compensation proposal (Proposal 3) and the future frequency of approval of executive compensation proposal (Proposal 4) among the items to be considered at the Annual Meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act of 1934. Our stockholders have not previously had the opportunity to hold an advisory vote on executive compensation or the frequency with which they will hold an advisory vote on executive compensation in the future.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days after the conclusion of our Annual Meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the Company’s 2021 Annual Meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2021 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, our Secretary must receive your stockholder proposal for our proxy statement for the 2021 Annual Meeting of Stockholders of the Company at our principal executive offices in Brentwood, Tennessee no earlier than June 8, 2021, and no later than July 8, 2021.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his/her name, age, business address and residence address, (b) his/her principal occupation and employment, (c) the number of shares of Common Stock of IMAC which are owned beneficially or of record by him/her as well as, among other things, any derivative or synthetic instrument, convertible security, put, option, stock appreciation right or similar rights; (d) a description of any agreement, arrangement or understanding; and (e) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (2) as to any other business that the stockholder proposes to bring before the 2021 annual meeting, (a) a brief description of the business desired to be brought before the 2021 annual meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the 2021 annual meeting, and (d) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice (a) his/her name and record address and (b) the number of shares of IMAC’s Common Stock that are owned beneficially or of record by him/her. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he/she gives the notice described above and on the record date for the determination of stockholders entitled to vote at the 2021 annual meeting.

If notice of any stockholder proposal is received before June 8, 2021, or after July 8, 2021, then the notice will be considered untimely and we are not required to present such proposal at the 2021 annual meeting.

These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission (the “SEC”) that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Any proposals, nominations or notices should be sent to:

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

Attention: Corporate Secretary

6

What if I vote for some but not all of the proposals?

Shares of Common Stock represented by proxies received by the Company (whether received through the return of the enclosed proxy card or received by fax or via the internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by fax or via the internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted “FOR” the election of each of the director nominees and “FOR” each other proposal.

If your shares are held through a bank, broker or other nominee, and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not have discretion to direct the voting of your shares at the Annual Meeting and the votes represented by your shares will constitute broker non-votes. Banks, brokers and other nominees who hold shares of Common Stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, will be entirely excluded from the vote and will have no effect on the election of directors and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to any of the other proposals. The Company urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

How can I access the proxy materials electronically?

Copies of the Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019, as well as other materials filed by the Company with the SEC, are available without charge to stockholders on the Company’s corporate website at www.imeacregeneration.com or upon written request to the Company at IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you submit a proxy by fax or via the internet.

What are the costs of soliciting these proxies and who will pay?

We will bear the costs of mailing the proxy statement and solicitation of proxies by Equity Stock Transfer, which we estimate to be approximately $6,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Who can help answer my questions?

If you have any additional questions about the Annual Meeting, the election of directors, any other proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact the Company or Equity Stock Transfer:

●	IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027, or by phone at (844) 266-4622.

●	Equity Stock Transfer by phone at (212)-575-5757.

7

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027, tel.: (844) 266-4622. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

8

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) provides that the number of directors is fixed by resolution of the Board of Directors. The Board of Directors now consists of five directors, as set forth below, each of whom has consented to be nominated and to serve if elected. All of the director nominees served on the Board of Directors this prior year and are standing for reelection.

Name	Age	Principal Occupation	Director Since
Jeffrey S. Ervin	43	Chief Executive Officer of IMAC	2018
Matthew C. Wallis, DC	46	Chief Operating Officer of IMAC	2018
David K. Ellwanger(1)	63	Independent Consultant	2019
George P. Hampton(1)(2)(3)	50	Chief Executive Officer - Currax Pharmaceuticals	2019
Gerard M. Hayden, Jr.(1)(2)(3)	65	Independent Consultant	2020

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Governance Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Governance Committee may recommend, and the Board of Directors may propose, a substitute nominee(s) at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee(s). If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

The Board of Directors, acting through the Nominating and Governance Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, business and professional experience, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of IMAC.

Director Biographies

The following is a brief account of our directors’ business experience:

Jeffrey S. Ervin co-founded our company in March 2015 and serves as our Chief Executive Officer and a member of our Board of Directors. Mr. Ervin earned his M.B.A. from Vanderbilt University and has a history of working within strategic finance roles in the healthcare and high tech industries. Following his M.B.A., Mr. Ervin was the Senior Financial Analyst and Vice President of Finance for the Baptist Hospital System of Nashville from 2006 to September 2011, responsible for sourcing and managing direct investments to satisfy pension obligations. After these five years, Mr. Ervin joined Medicare.com parent Medx Publishing in October 2011 as the senior financial officer tasked with building administrative functions to satisfy rapid growth in the CMS education sector. During this time through March 2015, Medicare.com earned INC. 500 recognition and he was instrumental in the acquisition of Medicaid.com which was sold to United Healthcare Group. Mr. Ervin was also responsible for the disposition and ultimate sale of Medicare.com to eHealth Insurance.

9

As our Chief Executive Officer and a director, Mr. Ervin leads the Board and manages our company. Mr. Ervin brings extensive healthcare services industry knowledge and a deep background in growing early stage companies, mergers and acquisitions and capital market activities. His service as the Chief Executive Officer and a director creates a critical link between management and our Board of Directors.

Matthew C. Wallis, DC co-founded our company in March 2015 and serves as our Chief Operating Officer and a member of our Board of Directors. Dr. Wallis established the first Integrated Medicine and Chiropractic (IMAC) Regeneration Center in August 2000 and has led the Paducah, Kentucky center since then. Prior to establishing the first IMAC medical clinic, Dr. Wallis practiced as a licensed chiropractor in Kentucky. As our Chief Operating Officer, Dr. Wallis, has implemented consistent operating efficiencies for our sales, marketing and service delivery operations. Dr. Wallis received a Doctor of Chiropractic (DC) degree from Life University.

Dr. Wallis’ 20 years of experience in the healthcare services industry, day-to-day operational leadership of our initial Paducah, Kentucky medical clinic and in-depth knowledge of our company’s rehabilitative services make him well qualified as a member of the Board.

David K. Ellwanger joined our Board of Directors in February 2019. Mr. Ellwanger was the President of Health Plan Operations and Senior Vice President for Development of Intercede Health, a private managed care company, from January 2016 to September 2019. At Intercede Health, Mr. Ellwanger was involved in acquiring and building Medicare Advantage programs. From March 2014 to December 2015, Mr. Ellwanger was the President of Hospital Systems and Physicians for Healthways, the largest population health company in the country at the time. From September 2001 to May 2006, Mr. Ellwanger was the President of HealthSpring, an HMO, PPO and Medicare Advantage plan provider. HealthSpring went public in February 2006 and was eventually sold to CIGNA. From April 1994 to July 1997, Mr. Ellwanger worked for InPhyNet Medical Management, where he ran multiple primary care clinics and PPO accepting full risk capitation from insurance payors. InPhyNet went public in 1994 and was sold to MedPartners in 1996. Mr. Ellwanger began his healthcare career in 1985 with Partners National Health Plans, which eventually was merged into Aetna Health Plans. Mr. Ellwanger earned a B.B.A. degree in finance and financial management services from the University of Georgia.

Mr. Ellwanger has more than 34 years of experience operating insurance companies, physician practices and hospitals. Using this experience, Mr. Ellwanger brings insight to the Board and, in particular, with regard to aligning incentives across constituents for long-term results. Additionally, Mr. Ellwanger was part of several management teams that took companies public, such as HealthSpring and InPhyNet Medical Management. Mr. Ellwanger’s experience and expertise in relevant market areas make him well qualified as a member of our Board of Directors.

George P. Hampton joined our Board of Directors in February 2019. Mr. Hampton has served as Chief Executive Officer of Currax Pharmaceuticals since April 2019. Mr. Hampton was Executive Vice President of the primary care business unit for Horizon Pharmaceuticals, a publicly-traded biopharmaceuticals company, from February 2016 to October 2018. Mr. Hampton led Horizon Pharmaceuticals’ forward-looking strategy and established operational goals for the business. From April 2015 to February 2016, he was the Executive Vice President, global orphan business unit and international operations for Horizon Pharmaceuticals. From October 2008 to December 2014, Mr. Hampton served as a consultant to Horizon Pharmaceuticals focusing on preparing the company for the commercialization of its first product. Mr. Hampton has been involved in more than ten product launches in roles of increasing responsibility in sales, international marketing and operations at G.D. Searle (1992 to 2002), Abbott (now AbbVie) (2002 to 2005), and Amylin Pharmaceuticals (July 2007 to February 2009). Mr. Hampton earned a B.A. degree from Miami University in Oxford, Ohio.

Mr. Hampton has more than 27 years of experience as a successful executive in the pharmaceutical and biotech field on both a national and international scale including specific expertise in the autoimmune, primary care, orthopedic, diabetes, anti-infectives and cardiovascular spaces, making his input invaluable to our Board of Directors’ discussions.

Gerard M. Hayden, Jr. joined our Board of Directors in February 2020. Mr. Hayden is an independent consultant engaged with a variety of healthcare businesses. From May 2008 to March 2019, Mr. Hayden was Senior Vice President and Chief Financial Officer for HealthStream, Inc., (NASDAQ: HSTM), a company dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. From September 2006 to April 2008, he also served on HealthStream’s Board of Directors and Audit Committee. Prior to HealthStream, from 2007 to 2008, he served as Chief Financial Officer for Medavant Healthcare Solutions. Mr. Hayden received a M.S. degree from Northeastern University and a B.A degree in government and international studies from the University of Notre Dame. Mr. Hayden’s extensive knowledge of finance, accounting and operational matters relevant to the Company’s business makes him well qualified as a member of our Board of Directors.

Mr. Hayden’s nearly ten years of experience as Chief Financial Officer of a Nasdaq-listed company should be helpful as we build broader awareness with Wall Street. Mr. Hayden’s experience and expertise in relevant market areas make him well qualified as a member of our Board of Directors.

Board Recommendation

The Board of Directors unanimously recommends a vote on the proxy card “FOR” the election each of the directors listed above.

10

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF DASZKAL BOLTON LLP AS AUDITORS FOR 2020

Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed Daszkal Bolton LLP to act as auditors for our fiscal year ending December 31, 2020.

If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Daszkal Bolton LLP for the ensuing fiscal year, but may determine that continued retention of Daszkal Bolton LLP is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.

We expect representatives of Daszkal Bolton LLP to be present telephonically at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

Our Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 on the proxy card.

11

PROPOSAL 3:

ADVISORY, NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the section titled “Executive Compensation” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board of Directors and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of IMAC Holdings, Inc. approve, on an advisory basis, the compensation paid to IMAC Holdings, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and the narrative discussion in IMAC Holdings, Inc.’s 2020 proxy statement.”

As an advisory vote, this proposal 3 is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

12

PROPOSAL 4:

ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY, NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.

By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will enable our stockholders to provide the Company with input regarding the compensation of our named executive officers on a timely basis.

Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

As an advisory vote, this proposal will not be binding on the Company, our Board of Directors or our Compensation Committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board of Directors. Our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, the Company recognizes that the stockholders may have different views as to the best approach for the Company and looks forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.

Vote Required and Board Recommendation

The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on an advisory, non-binding basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN.” If no frequency receives the majority of the foregoing vote, then we will consider the option of one year, two years or three years that received the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting.

The Board of Directors unanimously recommends a vote for the option of one year as the preferred frequency for future advisory, non-binding votes to approve the compensation of the company’s named executive officers.

13

CORPORATE GOVERNANCE

Board Leadership

Jeffrey S. Ervin serves as Chief Executive Officer and Chairman of the Board of Directors. As Chairman, Mr. Ervin leads the Board of Directors in its discussions. As Chief Executive Officer, Mr. Ervin responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation.

The Board of Directors currently has three standing committees (audit, compensation, and nominating and governance) that are chaired and composed entirely of directors who are independent under Nasdaq and SEC rules. Given the role and scope of authority of these committees, and that a majority of the Board of Directors is composed of independent directors, the Board of Directors believes that its leadership structure is appropriate. We select directors as members of these committees with the expectation that they will be free of relationships that might interfere with the exercise of independent judgement.

Our Board of Directors is our Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board of Directors selects our senior management team, which is charged with the conduct of our business. Our Board of Directors acts as an advisor and counselor to senior management and oversees its performance.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is determined by our board of directors, subject to the terms of our certificate of incorporation and bylaws. Our board of directors currently consists of five members, three of which are independent directors.

Director Independence

Our common stock and warrants are listed for trading on The NASDAQ Capital Market. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Ellwanger, Hampton and Hayden, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

14

Code of Ethics

We have adopted a Code of Business Ethics and Conduct (“Ethics Code”) that applies to all our officers, directors, employees, and contractors. The Ethics Code contains general guidelines for conducting our business consistent with the highest standards of business ethics and compliance with applicable law, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. Day-to-day compliance with the Ethics Code is overseen by the Company compliance officer appointed by our Board of Directors. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on our website at https://ir.imacregeneration.com.

Board of Directors Meetings

There were nine meetings of the Board of Directors in 2019. There have been eight meetings of the Board of Directors so far during the 2020 fiscal year. All directors attended all meetings of the Board of Directors either in-person or telephonically.

Board Committees

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. Under Nasdaq rules, the membership of the audit committee is required to consist entirely of independent directors, subject to applicable phase-in periods. The following is a brief description of our committees.

Audit committee. In accordance with our audit committee charter, our audit committee oversees our corporate accounting and financial reporting processes and our internal controls over financial reporting; evaluates the independent public accounting firm’s qualifications, independence and performance; engages and provides for the compensation of the independent public accounting firm; approves the retention of the independent public accounting firm to perform any proposed permissible non-audit services; reviews our consolidated financial statements; reviews our critical accounting policies and estimates and internal controls over financial reporting; and discusses with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly consolidated financial statements. We believe that our audit committee members meet the requirements for financial literacy under the current requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. In addition, the Board of Directors has determined that David K. Ellwanger is qualified as an audit committee financial expert within the meaning of SEC regulations. We have made this determination based on information received by our Board of Directors, including questionnaires provided by the members of our audit committee. The audit committee is composed of Messrs. Ellwanger (Chairman), Hampton and Hayden.

Compensation committee. In accordance with our compensation committee charter, our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity-based incentive plans. We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, any applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The compensation committee is composed of Messrs. Hampton (Chairman) and Hayden.

Nominating and governance committee. In accordance with our nominating and governance committee charter, our nominating and governance committee recommends to the Board of Directors nominees for election as directors, and meets as necessary to review director candidates and nominees for election as directors; recommends members for each committee of the Board of Directors; oversee corporate governance standards and compliance with applicable listing and regulatory requirements; develops and recommends to the Board of Directors governance principles applicable to the Company; and oversee the evaluation of the Board of Directors and its committees. We believe that the composition of our nominating and governance committee meets the requirements for independence under, and the functioning of our compensation committee complies with, any applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The nominating and governance committee is composed of Messrs. Hayden (Chairman) and Hampton.

15

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an executive officer or employee of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Limitations on Director and Officer Liability and Indemnification

Our Certificate of Incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

●	any breach of their duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our Certificate of Incorporation and our bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Our bylaws will also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions that are contained in our Certificate of Incorporation and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving one of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

16

The Board of Directors’ Role in Risk Oversight

Our Board of Directors, as a whole and also at the committee level, has an active role in managing enterprise risk. The members of our Board of Directors participate in our risk oversight assessment by receiving regular reports from members of senior management and the Company compliance officer appointed by our Board of Directors on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The nominating and governance committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. Members of the management team report directly to our Board of Directors or the appropriate committee. The directors then use this information to understand, identify, manage, and mitigate risk. Once a committee has considered the reports from management, the chairperson will report on the matter to our full Board of Directors at the next meeting of the Board of Directors, or sooner if deemed necessary. This enables our Board of Directors and its committees to effectively carry out its risk oversight role.

Communications with our Board of Directors

Any stockholder may send correspondence to our Board of Directors, c/o IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027 and our telephone number is (844) 266-IMAC (4622). Our management will review all correspondence addressed to our Board of Directors, or any individual director, and forward all such communications to our Board of Directors or the appropriate director prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication, unless the Corporate Secretary decides the communication is more suitably directed to Company management and forwards the communication to Company management. Our management will summarize all stockholder correspondence directed to our Board of Directors that is not forwarded to our Board of Directors and will make such correspondence available to our Board of Directors for its review at the request of any member of our Board of Directors.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is currently indebted to us.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our equity securities to file reports of ownership and changes in ownership of our securities (Forms 3, 4 and 5) with the SEC. To the best of our knowledge, based solely on a review of the Section 16(a) reports and written statements from executive officers and directors, for the year ended December 31, 2019, all required reports of executive officers, directors and holders of more than 10% of our equity securities were filed on time, except for any such reports which may have been filed late due to administrative delays.

Family Relationships

There are no family relationships among our directors and executive officers.

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our annual meetings of stockholders. This is our Company’s first annual meeting.

Policies and Procedures for Transactions with Related Persons

Our Board of Directors intends to adopt a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which (i) we were or are to be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had or will have a direct or indirect material interest. Related person transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person, in each case subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

17

We expect that the policy will provide that in any related person transaction, our audit committee and Board of Directors will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available. After considering all such facts and circumstances, our audit committee and Board of Directors will determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our Board of Directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our Board of Directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

Corporate Conversion

Effective June 1, 2018, we converted to a Delaware corporation and changed our name to IMAC Holdings, Inc. Prior to June 1, 2018, we were IMAC Holdings, LLC, a Kentucky limited liability company controlled by Matthew C. Wallis, DC, Jason Brame, DC, and Jeffrey S. Ervin. Upon the corporate conversion, all of the outstanding membership interests of IMAC Holdings, LLC were exchanged on a proportional basis for shares of common stock of IMAC Holdings, Inc.

Business Transactions

Integrated Medicine and Chiropractic Regeneration Center PSC. Our wholly-owned subsidiary, IMAC Management Services, LLC, holds a long-term Management Services Agreement with Integrated Medicine and Chiropractic Regeneration Center PSC, a professional service corporation controlled by our co-founders Matthew C. Wallis, DC and Jason Brame, DC, which operates two IMAC Regeneration Centers in Kentucky. The Management Services Agreement is exclusive, extends through June 2048 and will automatically renew annually each year thereafter unless written notice is given within 180 days prior to the completion of the extended term. On June 29, 2018, Clinic Management Associates, LLC, controlled by Drs. Wallis and Brame, merged with and into our subsidiary IMAC Management Services, LLC. IMAC Management Services, LLC provides exclusive comprehensive management and related administrative services to the IMAC Regeneration Centers under the Management Services Agreement. Pursuant to the merger agreement with Clinic Management Associates, LLC, we agreed to pay cash or issue shares of our common stock having a value of $4,598,576 to its former owners. In August 2018, Drs. Wallis and Brame agreed to accept shares of our common stock upon the closing of our initial public offering, which was completed in February 2019, in lieu of any further payments for remaining consideration to be paid under the merger agreement. Under the Management Services Agreement, we receive service fees based on the cost of the services we provide, plus a specified markup percentage, and a discretionary annual bonus.

IMAC of St. Louis, LLC. We entered into a Unit Purchase Agreement with the equity owners of IMAC of St. Louis, LLC to acquire the remaining 64% of the outstanding units of the limited liability company membership interests we did not already own. This entity, doing business as the Ozzie Smith Center, operates two locations in Missouri. Pursuant to the terms of the Unit Purchase Agreement, we agreed to pay IMAC of St. Louis, LLC’s former owners upon the closing our initial public offering, which was completed in February 2019, $1,000,000 in cash and the remainder in shares of common stock for aggregate consideration of $1,490,632. The former owners of IMAC of St. Louis, LLC received shares of our common stock upon the closing of our initial public offering in lieu of any further payments for remaining consideration to be paid under the Unit Purchase Agreement. The effective date of the transaction was June 1, 2018.

18

IMAC Regeneration Management of Nashville, LLC. We entered into a Unit Purchase Agreement with the equity owners of IMAC Regeneration Management of Nashville, LLC to acquire the remaining 24% of the outstanding units of the limited liability company membership interests we did not already own for $110,000 payable in shares of our common stock upon the closing our initial public offering, which was completed in February 2019, and $190,000 principal amount of 4% convertible notes (on the same terms as in our 2018 private placement described below). The effective date of this transaction was June 1, 2018. IMAC Regeneration Management of Nashville, LLC, now our 100%-owned subsidiary, and IMAC Regeneration Center of Nashville, P.C. previously agreed to a long-term, exclusive management services agreement on November 1, 2016.

Integrated Medicine and Chiropractic Regeneration Center PSC, IMAC Management Services, LLC, IMAC of St. Louis, LLC and IMAC Regeneration Management of Nashville, LLC are related companies having common ownership with us and our controlling stockholders and have been operating together with us as a single group since 2015.

BioFirma, LLC. On August 20, 2018, we acquired a 70% ownership position in BioFirma, LLC for $1,000 in cash. On October 1, 2019, the minority interest holder in BioFirma, the former Chief Scientific Officer of our company, Ian White, assigned the remaining 30% ownership interest to us in exchange for the assumption of the liabilities associated with such interest. On December 31, 2019, we completed the sale of substantially all of the assets of BioFirma to Self Care Regeneration LLC for proceeds of $320,800, plus reimbursement of certain expenses, all of which are due to be paid to us no later than June 29, 2020; however as of June 30, 2020, the acquirer of the assets had not paid the purchase price and we established a bad debt reserve of 100% of the purchase price.

Progressive Health and ISDI. In April 2019, we acquired the non-medical assets of, and management agreements for, a regenerative medicine and physical medicine practice operating in three locations in the Chicago, Illinois metropolitan area. In connection with the completion of the acquisition, we also entered into an employment agreement with Dr. Jason Hui, which was effective as of April 19, 2019 and extends for a term expiring on March 31, 2022. Pursuant to his employment agreement, Dr. Hui has agreed to devote substantially all of his business time, attention and ability, to our company as our Executive Vice President of Development. The employment agreement provides that Dr. Hui will receive a base salary at a rate of $350,000 per year through March 31, 2020, a base salary at a rate of $355,000 per year from April 1, 2020 through March 31, 2021 and a base salary at a rate of $360,000 per year for the period of April 1, 2021 through March 31, 2022. In addition, Dr. Hui may be entitled to receive, at the sole discretion of the Company’s board of directors, cash bonuses based on his meeting and exceeding performance goals of the Company. Dr. Hui is entitled to participate in our 2018 Incentive Compensation Plan. We have also agreed to pay or reimburse Dr. Hui up to $100 per month for the business use of his personal cell phone. In addition, Dr. Hui was eligible to receive a bonus of $15,000 related to same store net revenue increase in Chicago in 2019 compared to 2018.

Dr. Hui’s employment agreement also provides for termination by us upon death or disability of the executive (defined as three aggregate months of incapacity during any 12-consecutive month period) or upon conviction of a felony crime of moral turpitude or a material breach of his obligations to us. In the event his employment agreement is terminated by us without cause, Dr. Hui executive will be entitled to compensation for a period of six months. In the event of a change of control of our company, Dr. Hui may terminate his employment within six months after such event and will be entitled to continue to be paid pursuant to the terms of his employment agreement. Dr. Hui’s employment agreement also contains covenants (a) restricting him from engaging in any activities competitive with our business during the term of his employment agreement and one year thereafter, (b) prohibiting him from disclosure of confidential information regarding our company at any time and (c) confirming that all intellectual property developed by him and relating to our company’s business constitutes the Company’s sole and exclusive property.

19

Related Party Transactions

We had a note payable to the Edward S. Bredniak Revocable Trust, the trustee of which is Edward S. Bredniak, a former director of our company, in the amount of $500,000 dated December 1, 2016. The note required 36 monthly installments of $8,534 including principal and interest. The interest rate is fixed at 5% per annum. The note matured and had a balloon payment of $250,000 on December 31, 2019, and was secured by the personal guarantees of our former members. The proceeds of the note were used to secure our medical clinic lease in Chesterfield, Missouri.

On June 1, 2018, we entered into a note payable to the Edward S. Bredniak Revocable Trust, the trustee of which is Edward S. Bredniak, a former director of our company, in the amount of up to $2,000,000. An existing note payable with this entity with an outstanding balance of $379,675.60 was combined into the new note payable. The note carries an interest rate of 10% per annum and all outstanding balances are due and payable 13 months after the closing of this offering. On June 28, 2019, we entered into an amendment to this note (the “Amendment”). Among other things, the Amendment provided for the extension of the maturity of the note to January 5, 2021, reduced the principal amount of the note from $2,000,000 to $1,750,000, corrected the name of the lender under the note from The Edward S. Bredniak Revocable Trust u/a dated 8/14/2015 to Edward S. Bredniak, and provided for the payment of any outstanding amounts under the note which exceed $1,750,000 as of the date of the Amendment. The proceeds of this note are being used to satisfy ongoing working capital needs, expenses related to the preparation for our initial public offering, equipment and construction costs related to new clinic locations, and potential business combination and transaction expenses.

On March 4, 2020, the Company entered into a series of 10% Promissory Notes with two independent directors of the Company, George P. Hampton and Gerard M. Hayden, Jr., as well as Jeffrey S. Ervin, Chief Executive Officer and director, and Matthew C. Wallis, DC, Chief Operating Officer and director, pursuant to which the Company borrowed a total of $200,000 from these individuals to be used by the Company to fund its working capital requirements. The borrowings under the notes are unsecured and bear interest at a rate of 10% per annum, with interest deferred through and payable on the maturity date. The principal and interest amounts were paid on March 25, 2020.

20

AUDIT FEES

In 2018, the Board selected Daszkal Bolton LLP as its independent accountant to audit the registrant’s financial statements. Since they were retained, there have been (1) no disagreements between us and Daszkal Bolton LLP on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedures and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. Daszkal Bolton LLP has not issued any reports on our financial statements during the previous two fiscal years that contained any adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audit of the 2019 and 2018 financial statements, we entered into an engagement agreement with Daszkal Bolton LLP which sets forth the terms by which Daszkal Bolton LLP has performed audit and related professional services for us. A representative from Daszkal Bolton LLP is expected to be present telephonically at the Annual Meeting, will be able to make a statement if desired and will be available to respond to questions.

The following table sets forth the aggregate accounting fees paid by us for the year ended December 31, 2019 and the year ended December 31, 2018. The below fees were paid to the firm Daszkal Bolton LLP. All non-audit related services in the table were pre-approved and/or ratified by the Board of Directors prior to our initial public offering or the audit committee of our Board of Directors following our initial public offering.

	Year Ended	Year Ended
Type of Fees	December 31, 2019	December 31, 2018
Audit fees	$133,590	$124,467
Public offering related fees	23,500	34,006
Tax fees	20,000	20,888
Total	$177,090	$179,361

Types of Fees Explanation

Audit Fees. Audit fees were incurred for accounting services rendered for the audit of our consolidated financial statements for the years ended December 31, 2019 and 2018 and reviews of quarterly consolidated financial statements.

Public Offering Related Fees. We incurred fees in connection with accounting review of our registration statement which was prepared for our initial public offering.

Audit Committee Pre-Approval of Services by Independent Registered Public Accounting Firm

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by our principal accountants be approved in advance by the audit committee of the Board of Directors. Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the audit committee has established procedures by which the Chairman of the audit committee may pre-approve such services provided that the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairman reports the details of the services to the full audit committee at its next regularly scheduled meeting.

The audit committee has considered the services provided by Daszkal Bolton LLP as disclosed above in the captions “audit fees” and “tax fees” and has concluded that such services are compatible with the independence of Daszkal Bolton LLP as our principal accountant.

Our Board of Directors has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

21

AUDIT COMMITTEE REPORT

As of the end of the fiscal year 2019, the Audit Committee consisted of three members of the Board of Directors of IMAC Holdings, Inc., each of whom was independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board of Directors has adopted, and periodically reviews, the audit committee charter. The charter specifies the scope of the audit committee’s responsibilities and how it carries out those responsibilities.

The audit committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The audit committee provides the Board of Directors with the results of its examinations and recommendations and reports to the Board of Directors as it may deem necessary to make the Board of Directors aware of significant financial matters requiring the attention of the Board of Directors.

The audit committee does not conduct auditing reviews or procedures. The audit committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the audit committee any issues they believe should be raised with us.

The audit committee reviews reports from our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The audit committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.

In accordance with its responsibilities, the audit committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2019 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee has also discussed with our independent registered public accounting firm, Daszkal Bolton LLP (“DB”), the matters required to be discussed by Auditing Standard No. 16, “Communications with audit committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has received the written disclosures and letter from DB required by applicable requirements of the PCAOB regarding the communications of DB with the audit committee concerning independence, and has discussed with DB its independence, including whether the provision by DB of non-audit services, as applicable, is compatible with its independence.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2019 be included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee of the Board of Directors:

David K. Ellwanger, Chairman
George P. Hampton
Gerard M. Hayden, Jr.

22

SECURITY OWNERSHIP

The following table sets forth information as of September 9, 2020 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors, and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027.

Percentage of beneficial ownership in the table below is calculated based on 11,839,972 shares of common stock outstanding as of September 9, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of September 9, 2020. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned

Jeffrey S. Ervin	291,400	2.5%

Matthew C. Wallis, DC	2,151,604	18.2%

Sheri Gardzina(1)	22,856	*

David K. Ellwanger	20,000	*

George P. Hampton(2)	26,438	*

Gerard M. Hayden	10,000	*

Edward S. Bredniak 2008 Grantor Retained Annuity Trust(3)	699,409	5.9%

Edward S. Bredniak Exempt Trust(4)	699,413	5.9%

Jason Brame	686,246	5.8%

All directors and executive officers as a group (6 persons)(5)	2,492,298	21.3%

*	Less than 1% of outstanding shares.

(1)	Includes 100 shares held by Ms. Gardzina’s husband and options exercisable for 13,281 shares within 60 days of September 9, 2020.

(2)	Includes currently exercisable warrants to purchase 4,292 shares of common stock.

(3)	The beneficiaries of the Edward S. Bredniak 2008 Grantor Retained Annuity Trust (Susan L. Bredniak, trustee) (the “GRAT”) are the grantor’s spouse and descendants. The GRAT’s primary objective is to fund distributions to the grantor’s spouse and children.

(4)	The beneficiaries of the Edward S. Bredniak Exempt Trust (Susan L. Bredniak, trustee) (the “Exempt Trust”) are the grantor’s spouse and descendants. The Exempt Trust has the primary objective of funding distributions to the grantor’s grandchildren and later descendants. The GRAT and the Exempt Trust disclaim beneficial ownership of each other’s shares of common stock. The address of each trust described in footnotes (3) and (4) is 140 Pearl Street, Suite 100, Buffalo, NY 14202.

(5)	Includes currently exercisable warrants to purchase 4,292 shares of common stock and options exercisable for 13,281 shares within 60 days of September 9, 2020.

23

MANAGEMENT

Officers of the Company

Our current executive officers are:

Name	Age	Position

Jeffrey S. Ervin	43	Chief Executive Officer and Director

Matthew C. Wallis, DC	46	Chief Operating Officer and Director

Sheri Gardzina, CPA	52	Interim Chief Financial Officer

See “Proposal 1—Election of Directors” above for biographical information concerning Messrs. Ervin and Wallis.

Sheri Gardzina, CPA joined our company in November 2017 and serves as our Interim Chief Financial Officer. Prior to joining IMAC, Ms. Gardzina served as the controller or member of the accounting executive team of Smile Direct Club, LLC, a marketer of invisible aligners, from June 2016 to September 2017, Adoration Health, a home health and hospice company, from October 2015 to June 2016, Lattimore, Black, Morgan & Cain, an accounting and consulting firm where she provided temporary chief financial officer services to Peak Health Solutions, from August to September 2015, EB Employee Solutions, LLC, a healthcare self-insurance product developer, from May to December 2014, and Inspiris Inc., a start-up care management company sold to Optum, from November 2003 to May 2014. Ms. Gardzina started her career as an auditor with Ernst & Young, where she worked from October 1994 to August 1997. Ms. Gardzina earned a B.S. degree in business administration and finance from Purdue University and an M.S. in accountancy and M.B.A. from Northeastern University.

24

EXECUTIVE COMPENSATION

In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, stock incentive awards, bonuses and other employee benefits.

The Compensation Committee of our Board of Directors has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and has concluded that it does not. In reaching its conclusion, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. The majority of our management’s cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.

Summary Compensation Table

The following table sets forth summary compensation information for the following persons: (i) all persons serving as our principal executive officer during the years ended December 31, 2019 and 2018, and (ii) our two other most highly compensated executive officers who received compensation during the years ended December 31, 2019 and 2018 of at least $100,000 and who were executive officers on December 31, 2019 and 2018. We refer to these persons as our “named executive officers” in this prospectus. The following table includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period:

Name and Position	Years	Salary	Bonus	Stock Awards	Option Awards	Non- equity Incentive Plan Comp- ensation	Non- qualified Deferred Comp- ensation	All Other Comp- ensation	Total
Jeffrey S. Ervin,	2019	$238,077	-	$606,000	$606,000	-	-	$1,800	$1,451,877
Chief Executive Officer	2018	$177,500	-	-	-	-	-	$24,000	$201,500

Matthew C. Wallis, DC,	2019	$252,269	-	-	-	-	-	$5,000	$257,269
Chief Operating Officer	2018	$6,000	-	-	-	-	-	-	$6,000

D. Anthony Bond,	2019	$100,645	-	-	-	-	-	$500	$101,145
Chief Financial Officer (1)	2018	$209,484	-	-	-	-	-	-	$209,484

Sheri Gardzina,	2019	$160,538	-	$151,500	$151,500	-	-	$1,500	$465,038
Interim Chief Financial Officer (1)	2018	$142,416	-	-	-	-	-	-	$142,416

(1)	Mr. Bond left our company in April 2019, and was replaced by Ms. Gardzina as Interim Chief Financial Officer. Mr. Bond’s prior employment agreement with our company was terminated in connection with his separation from our company.

25

Employment Agreements

We entered into employment agreements effective October 1, 2018 with Sheri Gardzina and March 1, 2019 with each of Jeffrey S. Ervin and Matthew C. Wallis. The employment agreement with Ms. Gardzina extends for a term expiring on December 31, 2020. The employment agreements with Messrs. Ervin and Wallis extend for a term expiring on February 28, 2023.

Pursuant to their employment agreements, Messrs. Ervin and Wallis and Ms. Gardzina have agreed to devote substantially all of their business time, attention and ability, to our business as our Chief Executive Officer, Chief Operating Officer and interim Chief Financial Officer, respectively. The employment agreements provide that Messrs. Ervin and Wallis will receive a base salary during the first year of the agreement at an annual rate of $240,000 and $240,000, respectively, for services rendered in such positions. Under the employment agreements for Messrs. Ervin and Wallis, their annual base salaries are each increased to $254,000, $267,000 and $280,000 during the second, third and fourth years of each agreement, respectively. Ms. Gardzina received a base salary at a rate of $150,000 per year through December 31, 2018, $160,000 for the period of January 1, 2019 through September 30, 2019 and $170,000 for the period of October 1, 2019 through September 30, 2020. In addition, each executive may be entitled to receive, at the sole discretion of our Board of Directors, cash bonuses based on the executive meeting and exceeding performance goals of the company. Each executive is entitled to participate in our 2018 Incentive Compensation Plan. We have also agreed to pay or reimburse each executive up to $100 per month for the business use of his personal cell phone.

The employment agreements also provide for termination by us upon death or disability of the executive (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon conviction of a felony crime of moral turpitude or a material breach of their obligations to us. In the event any of the employment agreements are terminated by us without cause, such executive will be entitled to compensation for the balance of the term. We intend to obtain commitments for $1,000,000 key-man life insurance policies in respect of each of Messrs. Ervin and Wallis.

In the event of a change of control of our company, Messrs. Ervin and Wallis may terminate their employment within six months after such event and will be entitled to continue to be paid pursuant to the terms of their respective employment agreements.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

Also see “Corporate Governance—Business Transactions—Progressive Health and ISDI” for information regarding the employment agreement with Dr. Jason. Hui, our Executive Vice President of Development.

Grants of Plan-Based Awards

As of December 31, 2019, the Company had outstanding stock options to purchase 316,518 shares of its common stock which were granted during the second and third quarter of 2019 as non-qualified stock options to various employees of the Company. These options vest over a period of four years, with 25% vesting in May 2020 and the remaining 75% vesting in equal monthly installments over the following 36 months, are exercisable for a period of ten years, and enable the holders to purchase shares of the Company’s common stock at the exercise price of $4.04. The per-share fair values of these options are $1.87, based on Black-Scholes-Merton pricing model with the following assumptions: a volatility rate of 32.2%, risk free rate of 2.4% and the expected term of 10 years.

On May 21, 2019, the Company granted an aggregate of 277,500 Restricted Stock Units (“RSUs”) to certain employees, executives and members of the Board of Directors, the terms of which vest over various periods between the date of grant and four years following the date of grant. On August 13, 2019, 30,000 shares of common stock were issued pursuant to granted RSUs which had vested as of such date.

26

Outstanding Equity Awards at December 31, 2019

Mr. Ervin and Ms. Gardzina were awarded 150,000 and 37,500 restricted stock units and 150,000 and 37,500 stock options, respectively, during the year ended December 31, 2019. No stock options or other equity awards were granted to any of our named executive officers during the year ended December 31, 2018, and no such awards were outstanding as of such date.

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2019, including the value of the stock awards.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Jeffrey S. Ervin	5/21/2019	-	150,000	(1)	$4.04	5/21/2029	150,000	(2)	$225,000
Sheri Gardzina	5/21/2019	-	37,500	(1)	$4.04	5/21/2029	37,500	(2)	$56,250

(1)	Four-year vesting with a one year cliff of 25% and monthly thereafter at 1/36 until fully vested
(2)	Restricted stock units vesting over a period of four years in four equal annual installments, with 25% of shares vesting on each of May 21, 2020, May 21, 2021, May 21, 2022 and May 21, 2023, and with full acceleration of vesting upon a change of control

2018 Incentive Compensation Plan

Under our 2018 Incentive Compensation Plan (the “Plan”), adopted by our Board of Directors and holders of a majority of our outstanding shares of common stock in May 2018, 1,000,000 shares of common stock (subject to certain adjustments) are reserved for issuance upon exercise of stock options and grants of other equity awards. The Plan is designed to serve as an incentive for attracting and retaining qualified and motivated employees, officers, directors, consultants and other persons who provide services to us. The compensation committee of our Board of Directors administers and interprets the Plan and is authorized to grant stock options and other equity awards thereunder to all eligible employees of our company, including non-employee consultants to our company and directors.

The Plan provides for the granting of “incentive stock options” (as defined in Section 422 of the Code), non-statutory stock options, stock appreciation rights, shares of restricted stock, restricted stock units, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Options may be granted under the Plan on such terms and at such prices as determined by the compensation committee of the Board of Directors, except that the per share exercise price of the stock options cannot be less than the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the stock option agreement, but all stock options must be exercised within ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. The compensation committee of the Board of Directors has the authority to amend or terminate the Plan, provided that no amendment shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement. Unless terminated sooner, the Plan will terminate ten years from its effective date.

27

Equity Compensation Plan Summary

The following table provides information as of December 31, 2019, relating to our equity compensation plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity Grants	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plan approved by security holders (1)	570,050	$2.86	429,950
Equity compensation plans not approved by security holders	-	$-	-
Total	570,050	$2.86	429,950

(1)	Consists solely of the 2018 Incentive Compensation Plan.

Director Compensation

We compensate each non-employee director through annual equity grants and/or cash grants. Our directors in 2019, Messrs. Ellwanger, Hampton and Dean Weiland were paid $6,000 each and awarded 30,000 RSUs. Mr. Weiland resigned as a director on February 10, 2020, and Gerard M. Hayden, Jr. was appointed to replace Mr. Weiland on the same date. No compensation was paid to our directors in the year ended December 31, 2018. Our Board of directors will review director compensation annually and adjust it according to then current market conditions and good business practices.

Non-Employee Director Compensation Table

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2019.

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp ($)	Total ($)
David K. Ellwanger	$6,000	$128,100	-	-	-	-	$134,100
George P. Hampton	$6,000	$128,100	-	-	-	-	$134,100
Dean Weiland(2)	$6,000	$128,100	-	-	-	-	$134,100

(1)	Represents full fair value at grant date of RSUs granted to our directors, computed in accordance with FASB ASC Topic 718.
(2)	Mr. Weiland resigned as a director on February 10, 2020, and Gerard M. Hayden, Jr. was appointed to replace Mr. Weiland on the same date.

28

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 has been provided to all stockholders as of September 9, 2020. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report, upon written request delivered to our Corporate Secretary, at the Company’s offices at IMAC Holdings, Inc., 1605 Westgate Circle, Brentwood, Tennessee 37027.

By order of the Board of Directors,

Jeffrey S. Ervin
Chief Executive Officer and Chairman of the Board
Brentwood, Tennessee
September 9, 2020

29

This proxy is solicited on behalf of the Board of Directors

IMAC HOLDINGS, INC.

1605 Westgate Circle, Brentwood, Tennessee 37027

VOTE BY INTERNET - proxyvote.equitystock.com

Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on October 5, 2020. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (646) 201-9006 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

SHARES

The undersigned hereby appoints Jeffrey S. Ervin, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common stock, of IMAC Holdings Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of stockholders, to be held at 11:00 a.m. local time on October 6, 2020 at the Company office located at 1605 Westgate Circle, Brentwood, Tennessee 37027, and any and all adjournments or postponements thereof (the "Meeting"), on the proposals set forth below and any other matters properly brought before the Meeting.

CONTROL#

The Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3. On Proposal 4, the Board of Directors recommends 1 year.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. Election of Directors
Nominees:

	For	Withhold
1a. Jeffrey S Ervin	☐	☐
1b. Matthew C. Wallis, DC	☐	☐
1c. David K. Ellwanger	☐	☐
1d. George P. Hampton	☐	☐
1e. Gerard M. Hayden, Jr.	☐	☐

	For	Against	Abstain
2. Ratification of appointment of Daszkal Bolton LLP as Auditors for fiscal year December 31,, 2020.	☐	☐	☐
3.To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers, as described in the proxy statement.	☐	☐	☐

	1 year	2 years	3 years	Abstain
4.To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, as described in the proxy statement.	☐	☐	☐	☐

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SHARES